Exhibit 99.3
Investor Presentation 2011 Third Quarter

2 SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this presentation or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The factors included in the disclosure under the heading "FORWARD-LOOKING STATEMENTS AND RISK FACTORS" in "ITEM 1A. RISK FACTORS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 29, 2011, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2011 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this presentation or otherwise made by management. OTHER INFORMATION All dollar and share amounts are in 000's unless otherwise stated. Sub-totals and totals may not foot due to rounding.

3 Q3 P&L Summary

4 Year-To-Date P&L Summary

5 Sales Analysis Versus Prior Year Sales Mix Sales Mix

6 Sales Growth Contribution

7 Operating Expense

8 Inventory Analysis

9 Share Repurchases

10 Liquidity

11 Q4 Outlook Gross Margin: Similar erosion to Q3 Store Occupancy: Mid $180 millions All Other Stores and Distribution: Approximately flat as a percentage of sales to last year; includes accelerated depreciation of distribution center Marketing, General and Administrative: Approximately flat in dollar terms to last year Expense guidance excludes potential impairment charges and other potential charges associated with additional store closures or other underperforming real estate

12 International Hollister Store Count - Cumulative

13 Q3 International Hollister Store Openings

14 Confirmed Flagship Openings

15 Appendix: EPS (Unaudited)

16 Appendix: Q3 Store Count Activity Store Count - By Brand and Region

17 Appendix: Year-To-Date Store Count Activity Store Count - By Brand and Region